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                                Exhibit No. 5.1
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                                                                Fred J. Pinckney
                                                     Direct Dial: (404) 888-7407
                                                      Direct Fax: (404) 870-4822
                                                     E-mail: f_pinckney@wcsr.com

 April 1, 1997


 PAB Bankshares, Inc.
 3102 N. Oak Street Extension
 Valdosta, Georgia  31602

 Gentlemen:

          We are acting as counsel for PAB Bankshares, Inc. (the "Company") in connection with the offering by the Company of Shares of Common Stock, no par value, pursuant to a First Amendment to First Restated and Amended Dividend Reinvestment and Common Stock Purchase Plan as described in Post-Effective Amendment No. 3 to the Registration Statement filed on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended.

          We have examined such documents as we have deemed necessary or appropriate for the purpose of our opinion. In our examination, we have assumed the authenticity of all signatures, the authenticity of all documents submitted to us as original, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies.

          Based upon the foregoing, we are of the opinion that:

          (1) The Company is duly incorporated and is validly existing as a corporation under the laws of Georgia.

          (2) After the Registration Statement becomes effective and the provisions of applicable state securities laws have been complied with, the Shares of Common Stock, when issued and paid for in accordance with the terms of the offering as described in the Registration Statement, will be validly issued, fully paid and non-assessable under the laws of Georgia.
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          We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm name under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                        Sincerely,

                                        WOMBLE CARLYLE SANDRIDGE & RICE, PLLC

                                        By: ___________________________________
                                            Fred J. Pinckney